Registration No.  ______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMERICAN XANTHAN CORPORATION
(Name of small business issuer in its charter)

Wyoming	3990
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
_________________

AMERICAN XANTHAN CORPORATION	ALEX LIU
1712 Pioneer Avenue, Suite 1749	1712 Pioneer Avenue, Suite 1749
Cheyenne, Wyoming 82001	Cheyenne, Wyoming 82001
(307) 778-4713	(307) 778-4713
(Address and telephone number of registrant’s executive office)	(Name, address and telephone number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, WA   99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer (Do not check if a smaller reporting company)	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock	10,000,000	$0.01	$100,000	$12.88

Total	10,000,000	$0.01	$100,000	$12.88

[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

AMERICAN XANTHAN CORPORATION

No minimum – 10,000,000 Shares of Common Stock Maximum

We are offering 10,000,000 shares of common stock maximum of our common stock on a best efforts basis at an offering price of $0.10 per share with no minimum.

Our common stock is presently not traded on any market or securities exchange.  Upon completing our public offering, we intend to seek out an SEC registered broker-dealer to file a Form 211 with the Financial Industry Regulatory Authority (“FINRA”), to act as a market maker for our common stock and post a quotation for our common stock on the OTCBB.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

There are no arrangements to place the funds in an escrow, trust, or similar account.

Our common stock will be sold on our behalf by our officers and directors. Our officers and directors will not receive any commissions or proceeds from the offering for selling shares on our behalf.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our common stock involves risks. See “Risk Factors” starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share – Minimum	$0.01	$0.002	$0.008
Maximum	$100,000	$20,000	$80,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SUMMARY OF OUR OFFERING

Our business

We were incorporated in the State of Wyoming on December 17, 2013, for the purpose of manufacturing and distributing specialized Xanthan gum for use in hydro-fracturing operations in the oil and gas industry.

We are in the start-up phase of our operations and have not generated any revenues to date.  We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Our principal executive offices are located at 1712 Pioneer Avenue, Suite 1749, Cheyenne, Wyoming 82001.  This is our mailing address as well.  Our telephone number is (307) 778-4713.  Our fiscal year end is December 31.

The offering

            Following is a brief summary of this offering:

Securities being offered	10,000,000 shares of common stock, no minimum.
Offering price per share	$0.01
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $80,000, assuming the maximum number of shares are sold.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	15,000,000
Number of shares outstanding after the offering if all of the shares are sold	25,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2013
(Audited)
Balance Sheet
Total Assets	$15,000
Total Liabilities	$0
Stockholders’ Equity (Deficit)	$15,000

For the Period from
December 31, 2013 (inception)
to December 31, 2013
(Audited)
Income Statement
Revenue	$0
Total Expenses	$0
Net Profit	$0

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with INFINITY OIL & GAS COMPANY

1.  We have no operating history and have earned no revenues to date.

We have no operating history or revenues.  We expect to incur losses in the foreseeable future due to significant costs associated with our business development, including costs associated with our operations. There can be no assurance that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations.  Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period.

2. Because our officers and sole director will only be devoting 10% of their time or approximately four hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions which could result in a loss of potential revenue to us and a loss of your investment.

Our officers and directors have decided that they will only devote 10% of their time or four hours per week to our operations and as a result our operations may be sporadic and occur at times which are convenient to them.  As a result operations may be periodically interrupted or suspended which could result in a loss of potential revenue to us and a loss of your investment.

3.  The hydro-fracturing oil and gas industry is highly competitive and we may be unsuccessful in acquiring costumers.

The shale oil and gas hydro-fracturing industry is intensely competitive. We compete with numerous individuals and companies, including many major suppliers to hydro-fracturing oil and gas companies, which have substantially greater technical, financial and operational resources and staff for suitable business opportunities, established manufacturing capabilities and distribution networks to fracking operations, manufacturing processes and funds. We may be unable to raise the necessary funds or complete any projected work.

4.  The potential profitability of shale oil and gas hydro-fracturing ventures depends upon factors beyond the control of our company, any of which may have a material adverse effect on our company.

The potential profitability of shale oil and gas hydro-fracturing projects is dependent upon many factors beyond our control, including: world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging or controls; adverse weather conditions can hinder drilling and production operations; production from any well may be unmarketable if it is impregnated with water or other deleterious substances; and the marketability of oil and gas which may be acquired or discovered will be affected by proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital due to poor demand for our Xanthan product that is used solely for hydro-fracturing operations.

5.  Further, hydro-fracturing exploration and production activities are subject to certain environmental regulations and moratoriums which may prevent or delay the development of the shale oil and gas industry.

Shale oil and gas hydro-fracturing operations in North America are also subject to Federal, State and Provincial laws and regulations which seek to maintain health and safety standards by regulating the design and use of hydro-fracturing methods and equipment. Various permits from government bodies are required for drilling and production operations to be conducted. With the growing opposition to hydro-fracturing operations the industry may suffer a short, medium or long term standstill, this greatly reducing or even eliminating the demand for our sole product, Xanthan gum. Environmental standards imposed by Federal, State and/or Provincial authorities may be changed or such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons.

6.  Hydro-fracturing involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Hydro-fracturing operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. If our Xanthan gum is used in such a hydro-fracturing operation, we may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

7.  As our manufacturing technology is in development, we may not be able to establish commercial viability with it.

Developing a new manufacturing technology, bringing it to market and establishing a distribution network involve significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  While the discovery of a commercially viable manufacturing process may result in substantial rewards, few manufacturing advancements which are explored are ultimately developed into commercial viable processes.  Substantial expenses may be incurred to develop and establish a distribution network for our product, to establish processing facilities at a particular site and to establish delivery mechanisms for any produced resource.  Whether such operations will be commercially viable depends on a number of factors, some of which are: the particular attributes of the Xanthan gum produced, proximity to infrastructure; hydrocarbon prices which are highly cyclical; drilling and other related costs which appear to be rising; and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital and, in fact, may cause our business to fail.  Although we do not currently have an established production facility, we intend to pursue the development of such installations in order to determine if production potential exists and, if so, start production. There is no certainty that the expenditures made by us towards the development and evaluation of this manufacturing process will result in production of commercial quantities of Xanthan.

8.  Highly specialized niche manufacturing operations generally involve a high degree of risk.

Highly specialized niche manufacturing operations are subject to all the hazards and risks normally encountered in the research and development sector, including unusual and unexpected Intellectual Property disputes, and other conditions involved in possible legal liability. Our production operations could also experience periodic interruptions due to slowed demand, weather conditions and other acts of God. Manufacturing operations are subject to hazards such as equipment failure which may result in environmental pollution and consequent liability.  If any of these risks and hazards adversely affect our manufacturing operations or our distribution activities, they may: (i) increase the cost of manufacturing and/or distribution to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of our working interest in equipment and/or intellectual property; (iii) cause delays or a stoppage in the production operations; (iv) result in damage to or destruction of processing facilities; and (v) result in personal injury or death or legal liability.  Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

9.  We are a start-up stage company with no operating history and our estimates of commercial potential are only preliminary and based primarily on past, publicly available reports which may not reflect the actual economic viability of our business.

There is a degree of uncertainty to the estimation of commercial viability.  The estimating of commercial viability is a subjective process and the accuracy of estimates is a function of the quantity and quality of data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting engineering and scientific information.  There is significant uncertainty in any economic feasibility, and the manufacturing process developed, if any, and the economic viability of any manufactured product may differ significantly from our estimates.  In addition, the quantity of resources may vary depending on, among other things, oil and gas prices.  Any material change in quantity of hydro-fracturing operations in development may affect the economic viability of our business.   This could materially and adversely affect estimates of commercial viability, estimated production rates, or of our ability to extract the Xanthan through our manufacturing process. These factors could have a material negative effect on our financial condition, results of operations and future cash flows.

10.  We may not be able to compete with current and potential Xanthan manufacturing and/or distribution companies, most of whom have greater resources and experience than we do in the hydro-fracturing industry.

The hydro-fracturing market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We will be competing with many companies which have significantly greater personnel, financial, managerial and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

11.  Because our business involves numerous operating hazards, we may be subject to claims of a significant size which would cost a significant amount of funds and resources to rectify.  This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in biotechnological manufacturing, such as general accidents, explosions, chemical exposure and poisonous gases.  The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel.  Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages.  The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

12.  Damage to the environment could also result from our operations.  If our business is involved in one or more of these hazards, we may be subject to claims of a significant size which could force us to cease our operations.

Biotechnological manufacturing, production and related hydro-fracturing operations are subject to extensive rules and regulations of federal, provincial, state and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on these industries.  Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws. Environmental enforcement efforts with respect to hydro-fracturing operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future. Our operations and properties are subject to extensive federal, state, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before manufacturing commences, (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with manufacturing and/or hydro-fracturing activities, (iii) require remedial measures to mitigate pollution from former operations and (iv) impose substantial liabilities for pollution resulting from our proposed operations. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future.  There are also risks against which we cannot, or may not elect to insure.  The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

13. The prices of oil and gas are highly volatile and a decrease in oil and gas prices can have a material adverse effect on our business.

The profitability of manufacturing operations that cater exclusively to natural resource operations are directly related to the market prices of the underlying commodities.  The market prices of oil & gas fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions.  Price fluctuations in the oil and gas market can significantly affect the profitability of a project. Adverse fluctuations of the oil and gas market price may force us to curtail or cease our business operations.

14.  If we lose the services of any of our management team, we may not be able to continue to operate our business and may be required to cease operations.

Neither Alex Liu, our president, principal executive officer and a member of the board of directors, nor David Schwartz, our secretary and a member of the board of directors, nor Michael Waldorf our vice president, treasurer, principal financial officer, principal accounting officer and a member of the board of directors have significant prior experience in the Xanthan manufacturing industry.  They lack the technical training and experience in starting or operating a manufacturing company and their distribution experience is non-existent.  Unless we can retain qualified technical personnel to undertake our development plan we may not be able to complete our planned exploration.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. The loss any of their services would negatively impact our operations. If we lost the services of any of these individuals, we would be forced to find other qualified management personnel to assist us developing our business plan and establish business operations.  This could be costly to us in terms of both time and expenses. We do not maintain an employment agreement with Mr. Liu, Mr. Schwartz or Mr. Waldorf nor do we have key-man life insurance on them.  Therefore, if we were unable to replace the services and experience of these people, we may be forced to discontinue our operations.

15.  Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Subsequent to the fully-subscribed offering under this prospectus, our principal stockholders and our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 60% of our outstanding Common Shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stock holders for approval including:

-	election of our board of directors;
-	removal of any of our directors;
-	amendment of our Articles of Incorporation or By-laws; and
-	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our Common Shares.  Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

16.  We may not have access to all of the supplies and materials we need to begin manufacturing which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies and/or demand in the industry could result in occasional spot shortages of supplies and certain equipment that we might need to conduct our operations. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials.  We will attempt to locate products, equipment and materials after this offering is complete.  If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

17.  Because of our early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are engaged in the business of manufacturing research and, if warranted and feasible, developing a distribution network. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.  Any profitability in the future from our business will be dependent upon developing an economically viable manufacturing process and distribution network, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

18.  We are a research and development stage company, and there is no assurance that a commercially viable manufacturing process exists in to extract Xanthan gum from new starch based raw materials.

We research and development stage company and cannot assure you that a commercially viable manufacturing process exists to extract Xanthan gum from waste starch raw materials.  Therefore, determination of the commercial viability of a process will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors.  If we fail to find a commercially viable process, our financial condition and results of operations will be materially adversely affected.

19.  We expect losses to continue in the future because we have no reserves and, consequently, no revenue to offset losses.

Based upon current plans and the fact that we currently do not have any reserves, we expect to incur operating losses in future periods.  This will happen because there are expenses associated with the acquisition and/or exploration of new manufacturing processes which are not income-producing activities. We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

20.  Our management team lacks technical training and/or experience in Xanthan manufacturing industry and the shale oil & gas hydro-fracturing sector.

Neither Alex Liu, our president, treasurer and director, nor David Schwartz, our secretary, nor Michael Waldorf our vice president, have significant prior experience in either the Xanthan manufacturing or shale oil and gas hydro-fracturing industries. All three of them lack technical training and experience in starting or operating manufacturing company and their shale oil & gas hydro-fracturing experience is non-existent.  Unless we can retain qualified technical personnel to undertake our exploration plan we may not be able to complete our planned development.  Further, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

21. We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a)(19)(B) of the Securities Act of 1933, as amended. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on January 1.   We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.  In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. A company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

22. We have elected under the JOBS Act to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

Under the JOBS Act, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

23.  While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, which will increase the costs and demands placed upon management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

24.  While we currently qualify as an “Emerging Growth Company” under the JOBS Act and we will lose that status by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, if we qualify as a “smaller reporting company” which we are at the present time, our non-financial and financial information will be less than is required by other non-smaller reporting companies.

Currently we qualify as an “Emerging Growth Company”.  At the latest, by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, we will lose that qualification and be required to report as other public companies are required to report.  While we will no longer qualify as an “Emerging Growth Company”, we may qualify as a “smaller reporting company”.  The “smaller reporting company” category includes companies that (1) have a common equity public float of less than $75 million or (2) are unable to calculate their public float and have annual revenue of $50 million or less, upon entering the system.  A smaller reporting company prepares and files SEC reports and registration statements using the same forms as other SEC reporting companies, though the information required to be disclosed may differ and be less comprehensive.  Regulation S-X contains the SEC requirements for financial statements, while Regulation S-K contains the non-financial disclosure requirements.  To locate the scaled disclosure requirements, smaller reporting companies will refer to the special paragraphs labeled “smaller reporting companies” in Regulation S-K.  As an example only, smaller reporting companies are not required to make risk factor disclosure in Item 1A of Form 10-K.  Other disclosure required by non-smaller reporting companies can be omitted in Form 10-K and Form 10-Q by smaller reporting companies.

25.  Because our common stock is not registered under the Securities Exchange Act of 1934, as amended, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Securities Exchange Act of 1934, as amended.  In addition our reporting obligations under Section 15(d) of the Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) , and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act; as of March 28, 2012, we have less than 40 shareholders of record).  As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act.  Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4, and 5 respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through periodic reports and any registration statements on Form S-1 we file.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

26.  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

27.  FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

28.  Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock.  Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

29.  Because our common stock is a “penny stock,” investors may not be able to resell their shares and will have access to limited information about us.

Our common stock is defined as a “penny stock,” under the Securities Exchange Act of 1934, and its rules. Because our common stock is a “penny stock,” investors may be unable to resell their shares. This is because the Securities Exchange Act of 1934 and the penny stock rules impose additional sales practice and disclosure requirements on broker/dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our common stock and investors may not be able to resell their shares. Further, news coverage regarding penny stock is extremely limited, if non-existent. As a result, investors only information will be from reports filed with the Securities and Exchange Commission.

30.  We are a shell company and as such have limitations imposed upon us by law which will have an adverse affect on shareholders ability to resell restricted securities issued by us.

We are a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended.  A shell company means that we have nor nominal operations; and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.   As such, Rule 144 promulgated under the Securities Act of 1933, as amended, is unavailable for the resale of restricted securities issued by us until we have filed a Form 8-K with the SEC and disclosing the information required by Item 5.06 thereof and one year passes from the date of filing.  Further, we cannot use Form S-8 to register securities under plans until 60 days passes from the date we have filed a Form 8-K with the SEC and disclosing the information required by Item 5.06 thereof.

USE OF PROCEEDS

Our offering is being made on a direct public offering, without any involvement of underwriters or broker-dealers, no minimum, $100,000 maximum basis. The table below sets forth the use of proceeds if $50,000, $75,000 or $100,000 of the offering is sold.

	$50,000	$75,000	$100,000

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$20,000	$20,000	$20,000
Net proceeds	$30,000	$50,000	$80,000

The net proceeds will be used as follows:

Research & Development (1)	$5,000	$10,000	$20,000
Equipment (2)	$25,000	$40,000	$60,000
TOTALS	$30,000	$50,000	$80,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due the transfer agent, (4) printing expenses, and (5) filing fees.   Alex Liu has agreed to advance expenses for this offering as needed.  We will reimburse Mr. Liu for advances he makes to us for offering expenses.  In no event will the amounts reimbursed to Mr. Liu from this offering exceed $20,000.  In the event that Mr. Liu advances more than $20,000 for offering expenses, the amount exceeding the $20,000 will be reduced to a promissory note and repaid to Mr. Liu from revenues generated by us.  We will not use the proceeds of this offering to repay Ms. Liu for advances to us that were not used for expenses related to this offering.

(1)
The research and development we intend to conduct shall comprise of lab tests to maximize manufacturing yield, the raw materials necessary to test the results on a larger scale in the pilot plant. We will need to purchase the raw materials necessary for such tests, the potato pulp, the Xanthanomas campestries bacteria, and the ethanol. We will also face waste disposal costs related to the waste produced by the testing process.

(2)
The equipment we intend to purchase shall comprise of one MeccanoTank self-rotating & heating fermentation tank, they come in 20 to 300 hectoliters; the size purchased will depend on the success of the offering. A conveyor line, an automatic bagger, a forklift, a fridge, a dryer, and totes will be rented.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history;
*	the proceeds to be raised by the offering;
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders; and,
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of December 31, 2013, the net tangible book value of our shares of common stock was $15,000 or approximately $0.001 per share based upon 15,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 25,000,000 shares to be outstanding will be approximately $95,000 or approximately $0.0038 per share. The amount of dilution you will incur will be $0.0062 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0028 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0038 per share.

After completion of this offering, if 10,000,000 shares are sold, you will own approximately 40% of the total number of shares then outstanding, shares for which you will have made a cash investment of $100,000, or $0.01 per share. Our existing stockholder will own approximately 60% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $15,000 or approximately $0.001 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 7,500,000 of the shares are sold, the net tangible book value of the 22,500,000 shares to be outstanding will be approximately $65,000 or approximately $0.0029 per share. The amount of dilution you will incur will be $0.0071 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0019 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0029 per share.

After completion of this offering, if 7,500,000 shares are sold, you will own approximately 33% of the total number of shares then outstanding shares for which you will have made a cash investment of $75,000, or $0.01 per share. Our existing stockholder will own approximately 67% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $15,000 or approximately $0.001 per share.

If 50% of the shares are sold:

Upon completion of this offering, in the event 5,000,000 of the shares are sold, the net tangible book value of the 20,000,000 shares to be outstanding will be approximately $45,000 or approximately $0.00225 per share. The amount of dilution you will incur will be $0.00775 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00125 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.00225 per share.

After completion of this offering, if 5,000,000 shares are sold, you will own approximately 25% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 75% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $15,000 or approximately $0.001 per share.

If 25% of the shares are sold:

Upon completion of this offering, in the event 2,500,000 of the shares are sold, the net tangible book value of the 17,500,000 shares to be outstanding will be approximately $20,000 or approximately $0.0011 per share. The amount of dilution you will incur will be $0.0089 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0001 per share without any additional investment on their part. You will incur an immediate dilution from $0.01 per share to $0.0011 per share.

After completion of this offering, if 2,500,000 shares are sold, you will own approximately 14% of the total number of shares then outstanding shares for which you will have made a cash investment of $25,000, or $0.01 per share. Our existing stockholder will own approximately 86% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $15,000 ($15,000 during the period audited and $0 (unaudited) subsequent to the period end), or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders per share	$0.009
Net tangible book value per share after offering	$0.0038
Increase to present stockholders in net tangible book value per share after offering	$0.0028
Capital contributions	$15,000
Number of shares outstanding before the offering	15,000,000
Number of shares outstanding after offering	25,000,000
Percentage of ownership held by existing stockholders after offering	60%

Purchasers of shares in this offering if all shares sold

Price per share	$0.01
Dilution per share	$0.0062
Capital contributions	$100,000
Number of shares after offering held by offering purchasers	10,000,000
Percentage of ownership after offering	40%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.01
Dilution per share	$0.0071
Capital contributions	$75,000
Number of shares after offering held by offering purchasers	7,500,000
Percentage of ownership after offering	33%

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.01
Dilution per share	$0.00775
Capital contributions	$50,000
Number of shares after offering held by offering purchasers	5,000,000
Percentage of ownership after offering	25%

Purchasers of shares in this offering if 25% of shares sold

Price per share	$0.01
Dilution per share	$0.0089
Capital contributions	$25,000
Number of shares after offering held by offering purchasers	2,500,000
Percentage of ownership after offering	14%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 10,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers, no shares minimum, 10,000,000 shares maximum. The offering price is $0.01 per share. There is no minimum number of shares that we have to sell.  There will be no escrow account.  All money received from the offering will be immediately used by us and there will be no refunds.  The offering will be for a period of 270 days from the effective date.  There are no finders involved in our distribution.

We will sell the shares in this offering through our officers and directors.   They will receive no commission from the sale of any shares. They will not register as broker/dealers under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.  The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.  The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with broker/dealers.  They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealers or associated with broker/dealers.  They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered.  We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, and/or outside the United States of America.

Section 15(g) of the Exchange Act - Penny Stock Disclosure

Our shares are “penny stocks” covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Again, the application of the penny stock rules may affect your ability to resell your shares. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them which are described in this section.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.  execute and deliver a subscription agreement

2.  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to AMERICAN XANTHAN CORPORATION

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Forward-looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) contains forward-looking statements that involve known and unknown risks, significant uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, or implied, by those forward-looking statements.  You can identify forward-looking statements by the use of the words may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, intends, potential, proposed, or continue or the negative of those terms.  These statements are only predictions. In evaluating these statements, you should consider various factors which may cause our actual results to differ materially from any forward-looking statements.  Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The following review of operations are for the year ending December 31, 2013 should be read in conjunction with our Financial Statements and the Notes.

Financial Overview

The following reflects how we intend to spend our capital over the next twelve months:

Research & Development	$20,000
Manufacturing Equipment	$60,000
Administrative Fees*	$5,000
Rent*	$10,000

*We intend to obtain our administrative fees and rent from a loan from our president, Alex Liu.

Currently, we must complete this offering of securities in order to begin operations.   Based upon our current resources, we believe we can maintain operations through 2015.

Results of Operations

Year Ended December 31, 2013

We were incorporated on December 17, 2013 and have not begun operations.  To begin operations we must raise capital from the sale of our common stock in this public offering.

We have $9,000.00 in cash and $6,000.00 in prepaid expenses.  Those are our only assets.  We have not liabilities.  We had no revenues and incurred no expenses as of December 31, 2013.

GLOSSARY OF TERMS

The definitions set forth below shall apply to the indicated terms as used in this prospectus.

Xanthan
“Xanthan” and “Xanthan gum” is a polysaccharide secreted by the bacterium Xanthomonas campestris, used as a rheology modifier, commonly used as a thickening agent and a stabilizer to prevent ingredients from separating. It is composed of glucose, mannose, and glucuronic acid. It is produced by the fermentation of glucose, sucrose, or lactose. After a fermentation period, the polysaccharide is precipitated from a growth medium with isopropyl alcohol, dried, and ground into a fine powder. Later, it is added to a liquid medium to form the gum. In the oil and shale gas industries, xanthan gum is used in large quantities, usually to thicken drilling mud and/or hydro-fracturing fluids. These fluids serve to carry the solids cut by the drilling bit back to the surface in the exploration phase of oil and gas exploration and serve to hold the fracking mixture at the ideal consistency during the hydro-fracturing process. When the circulation stops, the solids still remain suspended in the drilling/fracking fluid. The widespread use of horizontal drilling and the demand for good control of drilled solids has led to its expanded use. It has also been added to concrete poured underwater, to increase its viscosity and prevent washout.

Fracking / Hydro-Fracturing / Hydraulic Fracturing
Induced “Hydraulic fracturing” or “Hydro-fracturing”, commonly known as “fracking”, is a technique in which typically water is mixed with sand and chemicals, and the mixture is injected at high pressure into a wellbore to create small fractures (typically less than 1mm), along which fluids such as gas, petroleum, uranium-bearing solution, and brine water may migrate to the well. Hydraulic pressure is removed from the well, then small grains of proppant (sand or aluminium oxide) hold these fractures open once the rock achieves equilibrium. The technique is very common in wells for shale gas, tight gas, tight oil, and coal seam gas and hard rock wells. This well stimulation used to only be conducted once in the life of the well and greatly enhanced fluid removal and well productivity, but there has been an increasing trend towards multiple hydraulic fracturing as production declines.

Proppants
“Proppants” are solid materials, typically treated sand or man-made ceramic materials, designed to keep an induced hydraulic fracture open, during or following a fracturing treatment. It is added to a fracking fluid which may vary in composition depending on the type of fracturing used, and can be gel, foam or slickwater-based. In addition, there may be unconventional fracking fluids. Fluids make tradeoffs in such material properties as viscosity, where more viscous fluids can carry more concentrated proppant; the energy or pressure demands to maintain a certain flux pump rate (flow velocity) that will conduct the proppant appropriately. In addition, these fluids are used in high-volume operations such as shale gas,tight gas and certain oil formations that use millions of gallons of water per well.

Dry Hole or Well
A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed the related oil and natural gas operating expenses and taxes.

Field
Field is an area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Mud
Mud is a term that is generally synonymous with drilling fluid and that encompasses most fluids used in hydrocarbon drilling operations, especially fluids that contain significant amounts of suspended solids, emulsified water or oil.  Mud includes all types of water-base, oil-base and synthetic-base drilling fluids.  Drill-in, completion and workover fluids are sometimes called muds, although a fluid that is essentially free of solids is not strictly considered mud.

Oil Pool
An oil pool is a subsurface oil accumulation.  An oil field can consist of one or more oil pools or distinct reservoirs within a single large trap.  The term “pool” can create the erroneous impression that oil fields are immense caverns filled with oil, instead of rock filled with small oil-filled pores.

Porosity
Porosity is the percentage of pore volume or void space, or that volume within rock that can contain fluids.  Porosity can be a relic of deposition (primary porosity, such as space between grains that were not compacted together completely) or can develop through alteration of the rock (secondary porosity, such as when feldspar grains or fossils are preferentially dissolved from sandstones).  Effective porosity is the interconnected pore volume in a rock that contributes to fluid flow in a reservoir.  It excludes isolated pores.  Total porosity is the total void space in the rock whether or not it contributes to fluid flow.  Thus, effective porosity is typically less than total porosity.

Reservoir
A reservoir is a subsurface body of rock having sufficient porosity and permeability to store and transmit fluids.  Sedimentary rocks are the most common reservoir rocks because they have more porosity than most igneous and metamorphic rocks and form under temperature conditions at which hydrocarbons can be preserved.  A reservoir is a critical component of a complete petroleum system.

Shale Gas
Shale gas is natural gas that is found trapped within shale formations. Shale gas has become an increasingly important source of natural gas in the United States since the start of this century, and interest has spread to potential gas shales in the rest of the world. In 2000 shale gas provided only 1% of U.S. natural gas production; by 2010 it was over 20% and the U.S. government’s Energy Information Administration predicts that by 2035, 46% of the United States’ natural gas supply will come from shale gas.

Shale Oil
Shale oil, known also as kerogen oil or oil-shale oil, is an unconventional oil produced from oil shale. These processes convert the organic matter within the rock (kerogen) into synthetic oil and gas. The resulting oil can be used immediately as a fuel or upgraded to meet refinery feedstock specifications by adding hydrogen and removing impurities such as sulfur and nitrogen. The refined products can be used for the same purposes as those derived from crude oil.

Work-over
Operations on a producing well to restore or increase production.

BUSINESS

General

We were incorporated in the State of Wyoming on December 17, 2013, for the purpose of manufacturing and distributing specialized Xanthan gum for use in hydro-fracturing operations in the oil and gas industry.

We are in the start-up phase of our operations and have not generated any revenues to date.  We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Our principal executive offices are located at 1712 Pioneer Avenue, Suite 1749, Cheyenne, Wyoming 82001.  This is our mailing address as well.  Our telephone number is (307) 778-4713.  Our fiscal year end is December 31.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause us to change our plans.

Xanthan Gum

Xanthan Gum is a microbial polysaccharide produced by the organism Xanthomonas capestris.  Through fermentation in a medium containing carbohydrates, a suitable nitrogen source, dipotassium hydrogen phosphate and appropriate trace metals the microorganism is grown.  The gum itself is recovered by alcohol precipitation, dried and milled to specification.  An Xanthan Gum solution shows typical pseudoplastic characteristics.  These properties make it an effective suspending agent sufficient to suspend fine particles while preventing oil droplet separation.  Heat stable in the presence of Potassium Chloride or other salts Xanthan Gum solutions are also stable at high pH levels when compared to other hydrocolloids.  In combination with Guar Gum and/or Locust Bean Gum, Xanthan exhibits a synergestic viscosity increase that is useful in stabilizing many different types of products.  Xanthan can be used in Food, Pharmaceutical and Industrial applications as an emulsifier, stabilizer, thickener and rheological modifier.

We intend to manufacture Xanathan Gum for use in hydro-fracturing operations of the shale oil & gas industry.  We have the right to earn a license in a Xanthan gum manufacturing patent pending process. Our planned work program is to carry out research and development work on a manufacturing process to produce Xanthan gum on a commercial scale from agricultural waste starch products in order to ascertain whether it possesses the attributes necessary to be economically viable.   We have budgeted a total of up to $30,000 from our funds to be raised under this offering for research and development costs.

Induced hydraulic hydro-fracturing commonly known as “fracking” is a technique in which water is mixed with sand and chemicals and the mixture is injected at high pressure into a well bore to create small fractures (typically less than 1 mm) along which desirable fluids including gas, petroleum and hydrocarbons may migrate to the well for collection and harvesting. The fracking process produces “wastewater” also known as “flow back water” which is returned to the surface during and after the fracking process. This wastewater contains toxic heavy solids (TSS) and dissolved salts and chemicals (TDS).

Xanthan Gum is one of the chemicals that induces the collection of hydrocarbons.

Manufacturing

We intend to manufacture Xanthan Gum at our facility.  In order to manufacture Xanathan Gum we must acquire potato pulp and/or cull potatoes as our primary raw material. Potato pulp is a byproduct of the manufacturing process for potato starch, French fries, and most modified potato products. It is of low value, in fact, it is often given away for free; farmers use as animal feed, particularly for cattle; it also can be buried and composted like cull potatoes, or it can be used in the digesters of biogas facilities. Cull potatoes themselves can also be easily transformed into potato pulp and are readily available in potato farming areas. Cull potatoes are rejected for a number of reasons; size, color, shape and disease are all factors in culling. Growing season, potato market value, and time of year all play major roles in cull availability, cost and quality. Hundreds of thousands of tons of cull potatoes are available each year in the United States. Additionally, potato processors generate their own waste in the form of peels and rejects, which can also be converted to potato pulp. This primary raw material will be shipping to our pilot plant by transport trucks and/or rail, depending on the location of the supplier.

Potato pulp contains all non-starchy substances insoluble in water and bounded starch which cannot be mechanically separated from the blended parties of potato. The pulp consists of 30% starch; our manufacturing process chemically separates it through our proprietary Xanthan fermentation technique explained below.

Once the potato pulp or cull potato raw material comes to the manufacturing facility, it is moisturized and sterilized with hot water. It is then cooled back down. While it is cooling down, the pH is adjusted to 7.2 and maintained for the next two phases. Bacteria of the genus Xanthomonas is inoculated into the substrate and incubated for a period of 6 days at 28 degrees Celsius. The bacteria are removed by diluting the substrate, and centrifugation, 1% potassium chloride is added to the substrate. Precipitation of Xathan gum is achieved by adding 3 volumes of chilled 95% ethanol. Xanthan gum is recovered by precipitation with two volumes of isopropyl alcohol using 2% potassium chloride as electrolyte. The precipitate is then dried at 40 degrees Celsius for 24 hours. The result is industrial grade Xanthan powder.

Unlike other Xanthan manufacturers, instead of using corn and glucose as our substrate, we use potato pulp; this gives us a fermentation “broth” that has negligible amounts of water in comparison to “traditional broths” and this means we require much less solvents than our competitors. Moreover, our technique does not require the addition of a carbon source because the potato pulp medium acts as its own carbon source, this also reduces costs. The juice water created as a byproduct of this process is high in nitrogen and can be spread on land as nutrients and the leftover potato mush can be used as animal feed.

The other raw materials are also shipped via transport trucks and stored at room temperature or refrigerated (as applicable) until used.

Once a batch of Xanthan powder is completed, it is stored in 1 ton totes through a mechanical bagger, the Xanthan powder is manually transferred from the fermentation tanks to the automated conveyor line beneath it. The conveyor line brings the Xanthan powder over the mechanical bagger and fills the tote. Once a tote is full, a forklift picks it up and stores it in the warehouse area where it awaits shipment.

The purchasers buy it by the ton and the product is shipped in bulk totes. The buyer is responsible to send a carrier to pick up the final product, the products are shipped Ex Works (Incoterms 2010), that is to say it is made available for pickup on the shipping dock and the risk transfers to the purchaser at that time.

Distribution

We intend to distribute Xanthan Gum directly from our facility directly to our customers.

License

On December 18, 2013, we executed a letter of intent agreement with FracFlow Biotechnologies LP a non-affiliated company for the right to earn a license on a patent pending manufacturing process for Xanthan gum.   We must raise funds in order to undertake further work on that intellectual property which is intended to be an evaluation of the commercial manufacturing potential to make a determination as to the merits of further development of this IP. We cannot at this time estimate the full extent of the costs that may be required; however, we intend to use up to $30,000 from our proceeds of the offering towards research and evaluation of the commercial viability of this IP.

We do not know at this time whether we will undertake further commercial activities on this IP and we will not have any determination until our research and evaluation is completed.

The letter of intent is our sole asset.  It is non-binding.  The letter of intent grants us the right to earn a license on a patent pending manufacturing process for Xanthan Gum from FracFlow Biotechnologies LP, Canada Patent Pending #2,808,286 and US Patent Pending # 61,923,357 (the “IP”) which IP comprises of a method for the aerobic production of Xanthan by bacteria of the genus Xanthomonas citri or Xanthomonas campestries on a solid substrate of potato pulp. Unless IP is purchased or licensed on or before June 31, 2014, the IP rights may expire, in which case we would have no further claim on the IP. We agreed to pay a non-affiliated Canadian private company (the “Holder”) the price arrived at by an independent third party valuation service. Prior to this Offering we have not paid the Holder toward this cost.  If our research and development work justifies it, we expect to pay the Holder the price arrived at by the independent third party valuation service before June 31, 2014 in cash, or common shares, or a mix of both. We acquired our right to earn a license on the patent pending manufacturing processes from the Holder, through arms-length negotiation, on December 18, 2013. We plan to do additional work to more definitively determine the economic feasibility and commercial viability of the proposed manufacturing process so that we can make a more informed determination going forward. No commercially viable process may be developed.  Our plan of operations is to carry out research and development work on this IP in order to ascertain whether it possesses the potential to manufacture commercial quantities of Xanthan gum from agricultural starch containing waste.  We can provide no assurance to investors that the IP contains a commercially viable manufacturing procedure until appropriate testing and research work is done and an evaluation based on that work concludes further work programs are justified.  As of the date of this Prospectus, we are not in possession of any more recent data on the IP.  Further, we are not in possession of sufficient data to provide reliable estimates on the quantity, if any, of the potential manufacturing capabilities that may exist in the IP.  At the time of this Prospectus, we have no known commercially viable process to manufacture Xanthan gum from agricultural starch containing waste.

Patents, Trademarks and Copyrights

We do not own any patents, trademarks or copyrights.  We do not know if we are or will be infringing on any patents, copyrights or trademarks.  If we infringe on any patents, trademarks or copyrights we will be liable for damages and may be enjoined from conducting our proposed business.  Further, because we have no patent or copyright covering our proposed product, someone could use the information and compete with us and we will have no recourse against him.

Website

We intend to hire a designer to develop our website. We believe the cost will be between $500 and $5,000 depending on the sophistication thereof.  We have not selected a designer as of the date hereof and will not do so until we complete this private placement.

We intended to promote our business on the website.

Competition

Our competition comes from other Xanthan manufacturing and distribution companies that are providing their product to the hydro-fracturing operations of the shale oil and gas industry that might contemplate acquiring similar intellectual property due to their investment and capital costs compared to our financial capabilities.  Since our financial resources are severely limited at this time, we are at a distinct disadvantage when competing against companies with significant assets.  The oil and gas fracking industry is intensely competitive.  Our product is used in liquid that is ingested below the surface of the ground to attract hydrocarbon.  We expect competition to continue to intensify in the future.  There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources.  Our failure to establish and maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Marketing

We intend to market our product on our website and through other traditional forms of advertising such as trade publications.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us, which could cause us to cease operations.

Government Regulation

Our operations are affected by the various state, local and federal environmental laws and regulations, including the:

-	Clean Air Act,
-	Oil Pollution Act of 1990,
-	Federal Water Pollution Control Act,
-	Resource Conservation and Recovery Act (“RCRA”),
-	Toxic Substances Control Act, and
-	Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

these laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

-	drilling,
-	development and production operations,
-	activities in connection with storage and transportation of oil and other liquid hydrocarbons, and
-	use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions. As with the industry generally, compliance with existing regulations increases our overall cost of business. The increased costs cannot be easily determined. Such areas affected include:

-	unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water,
-
capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes, and

-	capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations on its operations. However, We do not believe that changes to these regulations will have a significant negative effect

A discharge of hydrocarbons or hazardous substances into the environment could subject us to substantial expense, including both the cost to comply with applicable regulations pertaining to the clean-up of releases of hazardous substances into the environment and claims by neighboring landowners and other third parties for personal injury and property damage. We do not maintain insurance for protection against certain types of environmental liabilities.

The Clean Air Act requires or will require most industrial operations in the United States to incur capital expenditures in order to meet air emission control standards developed by the EPA and state environmental agencies. Although no assurances can be given, We believes the Clean Air Act requirements will not have a material adverse effect on our financial condition or results of operations.

RCRA is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either:

-	a “generator” or “transporter” of hazardous waste, or
-	an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility.

At present, RCRA includes a statutory exemption that allows oil and natural gas exploration and production wastes to be classified as non-hazardous waste. As a result, we will not be subject to many of RCRA’s requirements because its operations will probably generate minimal quantities of hazardous wastes.

CERCLA, also known as “Superfund”, imposes liability, without regard to fault or the legality of the original act, on certain classes of persons that contributed to the release of a “hazardous substance” into the environment. These persons include:

-	the “owner” or “operator” of the site where hazardous substances have been released, and
-	companies that disposed or arranged for the disposal of the hazardous substances found at the site.

CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In the course of our ordinary operations, we could generate waste that may fall within CERCLA’s definition of a “hazardous substance”. As a result, We may be liable under CERCLA or under analogous state laws for all or part of the costs required to clean up sites at which such wastes have been disposed.

Under such law we could be required to:

-	remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators,
-	clean up contaminated property, including contaminated groundwater, or
-	perform remedial plugging operations to prevent future contamination.

We could also be subject to other damage claims by governmental authorities or third parties related to such contamination.

While the foregoing regulations appear extensive, we believes that because it will initially be drilling and operating one oil or gas well, compliance with the foregoing regulations will not have any material adverse affect upon us. Further, we believe we will only spend minimal amounts of money to comply therewith in connection with its one proposed well.

Company’s Office

Our principal executive offices are located at 1712 Pioneer Avenue, Suite 1749, Cheyenne, Wyoming 82001.  This is our mailing address as well.  Our telephone number is (307) 778-4713.  We lease the forgoing office space from Wyoming Corporate Services, Inc. pursuant to a written lease agreement.  Our lease is for a period of 12 months, ending on December 31, 2014.  Our monthly rent is $833.33.

Employees

We are a development stage company and currently have 0 full-time employees and 0 part time employees.

MANAGEMENT

Officers and Directors

The names, ages and positions of our present officers and director are set forth below:

Name and Address	Age	Position(s)
Alex Liu	32	President, Principal Executive Officer and Director

Michael Waldorf	58	Vice President, Principal Financial Officer, Principal Accounting Officer, and Director

David Schwartz	38	Secretary and Director

Background of officers and directors

Alex Liu

Since our inception on December 17, 2013, Alex Liu has been our president, principal executive officer, and a member of the board of directors.  From June 2006, to December 2009, Mr. Liu was Program Manager, Manufacturing & Supply Chain for Research In Motion Limited, the maker of BlackBerry, in Waterloo, Ontario, Canada.  From January, 2010 to December, 2013 Mr. Liu was director of operations at Wynnefield Capital, Inc., a small boutique investment firm located in New York.  Mr. Liu holds a Bachelor of Arts degree in economics from New York University (2004).

Michael Waldorf

Since our inception on December 17, 2013, Michael Waldorf has been our vice president, principal financial officer, principal accounting officer, and a member of the board of directors.  Since June, 2010 Mr. Waldorf has been retired.  From April 1997 to June 2010, Mr. Waldorf was VP of Business Development & Customer Relations for Waldorf & Co., an accounting firm located in St. Paul, Minnesota.  From April1983 to January 1997, Mr. Waldorf was a director and shareholder of Waldorf Corporation located in St. Paul, Minnesota.  Waldorf Corporation was engaged in the business of folding cartons, recycled paperboard and other packaging materials.  Mr. Waldorf holds a Bachelor of Science degree in Business Administration (1977) and a Master of Business Administration (1982) from Baylor University.

David Schwartz

Since our inception on December 17, 2013, David Schwartz has been our secretary and a member of the board of directors.   Since September, 2008, Mr. Schwartz has worked as an independent corporate development consultant to start-up companies.  From July 2005 to August 2008, Mr. Schwartz was a consultant for Wyoming Research Associates located in Casper, WY.  Wyoming Research Associates is engaged in the business of market research, specifically custom studies for the foodservice industry.  Mr. Schwartz holds a Bachelor of Arts degree in history from Boston University (1997) and a Master of Business Administration from New York University’s Leonard Stern School of Business (2005).

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

We believe that our current officers and directors will not be subject to conflicts of interest. No policy has been implemented or will be implemented to address conflicts of interest.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. Liu, Waldorf, and Schwartz have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us since our inception on December 17, 2013 to our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value &
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position [1]	Year	($)	($)	($)	($)	($)	($)	($)	($)

Alex Liu	2013	0	0	0	0	0	0	0	0
President	2012	0	0	0	0	0	0	0	0

Michael Waldorf	2013	0	0	0	0	0	0	0	0
Treasurer	2012	0	0	0	0	0	0	0	0

David Schwartz	2013	0	0	0	0	0	0	0	0
Secretary	2012	0	0	0	0	0	0	0	0

We have not paid any salaries in 2013 or 2014. We will not begin paying salaries until we have adequate funds to do so.

The following table sets forth the compensation paid by us to our directors for the year ending December 31, 2013. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named director.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees			Incentive	Deferred	All
	Earned or	Stock	Option	Plan	Compensation	Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Alex Liu	0	0	0	0	0	0	0

Michael Waldorf	0	0	0	0	0	0	0

David Schwartz	0	0	0	0	0	0	0

All compensation received by our officers and directors has been disclosed.

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance at this time.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Wyoming law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of his shares and possess voting and dispositive power with respect to the shares.

Name of		Number of	Percentage of Ownership after the Offering Assuming All of the Shares
Beneficial Owner (1)	Position	Shares	are Sold

Alex Liu	President and Director	10,000,000	40.00%

Michael Waldorf	Vice President, Treasurer and	3,500,000	14.00%
	Director

David Schwartz	Secretary and Director	1,500,000	6.00%

All officers and directors as a group
(3 individuals)		15,000,000	60.00%

(1)	The address for each officer/director is our address at 1712 Pioneer Avenue, Suite 179, Cheyenne, Wyoming 8201.

Future Sales of Shares

A total of 15,000,000 shares of common stock are issued and outstanding. Of the 15,000,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933.

Shares purchased in this offering will be immediately resalable without any restriction of any kind.

MARKET FOR OUR COMMON STOCK

Our common stock is presently not traded on any market or securities exchange.  Upon completing our public offering, we intend to seek out an SEC registered broker-dealer to file a Form 211 with the Financial Industry Regulatory Authority (“FINRA”), to act as a market maker for our common stock and post a quotation for our common stock on the OTCBB.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

Dividend Policy

We have never paid cash dividends on our capital stock. We currently intend to retain any profits we earn to finance the growth and development of our business. We do not anticipate paying any cash dividends in the foreseeable future.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

We have no equity compensation plans and accordingly we have no shares authorized for issuance under an equity compensation plan.

Rule 144 Shares

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act, as amended, and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Securities Exchange Act of 1934, as amended, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities Exchange Act 1934, as amended. A Form 10 includes information such as a description of the company’s business, risk factors associated with the business, financial information, description of the company’s properties, the securities ownership of the company’s management and 5% shareholders, a description of management and the board of directors, compensation for officers and directors, transactions in which the company entered into with officers and directors, legal proceedings, the market in which the company trades its stock, sales of unregistered securities, among other information.  Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As such, all restricted securities presently held by the affiliates of our company may not be resold in reliance on Rule 144.

Shares acquired in this public offering are not deemed restricted securities and will be free trading subsequent to their purchase.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this report, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Wyoming anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251.  Its telephone number is (480) 481-3940.

CERTAIN TRANSACTIONS

In December 2013 we issued 15,000,000 restricted shares of common stock to our officers and directors pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The purchase price of the shares was $15,000.   The individuals were furnished the same information that could be found in Part I of a Form S-1 registration statement and all persons are sophisticated investors.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception on December 17, 2013 to December 31, 2013, included in this prospectus have been audited by BF Borgers CPA PC, Independent Registered Public Accounting Firm, 2727 Bryant Street, Denver, Colorado 80211, telephone (303) 953-1454, as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares being sold in this public offering.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

The audited financial statements from our inception on December 17, 2013 through our year ended December 31, 2013 follow:

Index to Financials

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Shareholders of
American Xanthan Corporation:

We have audited the balance sheet of the American Xanthan Corporation as of December 31, 2013, and the related statements of operations, stockholders’ equity and cash flows for the period from December 17, 2013 (inception) through December 31, 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the American Xanthan Corporation as of December 31, 2013, and the results of its operations and its cash flows for the period from December 17, 2013 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet engaged in an operating business, does not have sufficient capital to implement its business plan, and must rely upon uncompensated officers and directors to maintain essential business functions, which raises a substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

B F BORGERS CPA PC
B F Borgers CPA PC
Denver, CO
February 12, 2014

Index to Financials

AMERICAN XANTHAN CORPORATION Balance Sheet

December 31,
2013
ASSETS
Current assets:
Cash	$9,000
Prepaid expenses	6,000
Total current assets	15,000

Total other assets	0
Total assets	$15,000

LIABILITIES
Current liabilities:
Accounts payable, related parties	$0
Total current liabilities	0

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 500,000,000 authorized,
15,000,000 shares issued and outstanding	1,500
Additional paid-in capital	13,500
Total stockholders’ equity	15,000
Total liabilities and stockholders’ equity	$15,000

The accompanying notes are an integral part of these financial statements.

Index to Financials

AMERICAN XANTHAN CORPORATION Statement of Operations

Inception,
December 17, 2013,
Through
December 30,
2013

Revenues	$0

General and administrative expenses:
Organizational expenses	0
Total operating expenses	0
(Loss) from operations	0

Other income (expense):	0
(Loss) before taxes	-

Provision (credit) for taxes on income:	0
Net (loss)	$0

Earnings (loss) per common share – Basic and Diluted	$0

Weighted average number of shares outstanding – Basic and Diluted	15,000,000

The accompanying notes are an integral part of these financial statements.

Index to Financials

AMERICAN XANTHAN CORPORATION Statement of Stockholders’ Equity

				(Deficit)
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception, December 17, 2013	0	$0	$0	$0	$0
Shares issued for cash	15,000,000	1,500	13,500		15,000
Development stage net (loss)				0	0
Balances, December 31, 2013	15,000,000	$1,500	$13,500	$0	$15,000

The accompanying notes are an integral part of these financial statements.

Index to Financials

AMERICAN XANTHAN CORPORATION
Statement of Cash Flows

Inception,
December 17, 2013,
Through
December 31, 2013

Cash flows from operating activities:
Net (loss)	$0
Adjustments to reconcile net (loss) to cash provided (used) by development stage activities:

Changes in current assets and liabilities:
Prepaid expenses	$(6,000)
Net cash flows from operating activities	(6,000)

Cash flows from financing activities:
Proceeds from sale of common stock	15,000
Net cash flows from financing activities	15,000

Net cash flows	9,000

Cash and equivalents, beginning of period	0
Cash and equivalents, end of period	$9,000

Supplemental cash flow disclosures:
Cash paid for interest	$0
Cash paid for income taxes	0

The accompanying notes are an integral part of these financial statements.

Index to Financials

AMERICAN XANTHAN CORPORATION
Notes to Financial Statements
December 31, 2013

Note 1 - Organization and summary of significant accounting policies:

The following is a summary of our organization and significant accounting policies:

Organization and nature of business – American Xanthan Corporation (identified in these footnotes as “we” or the Company) is a Wyoming corporation incorporated on December 17, 2013.  We are currently based in Cheyenne, Wyoming, USA.  We intend to operate in the U.S. and Canada.  We intend to use December 31th as a fiscal year for financial reporting purposes.

Alex Liu, our president, owns 10,000,000 of our 15,000,000 outstanding shares.

We are a manufacturing development stage company and anticipate acquiring, researching, and if warranted and feasible, developing Xanthan manufacturing capabilities.  We currently hold an Agreement for the right to earn a license on a patent pending manufacturing process for Xanthan gum, described in more detail below.

To date, our activities have been limited to formation, the raising of equity capital, and the development of a business plan. We intend to engage a consulting firm to assist us in registering securities for trading by filing Form S-1 with the U.S. Securities and Exchange Commission and by applying for a listing on the OTCQB.  We are now exploring sources of capital.  In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Basis of presentation - The accounting and reporting policies of the Company conform to the applicable U.S. generally accepted accounting principles.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents.

Fair value of financial instruments and derivative financial instruments - The carrying amounts of cash, receivables, and current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of our foreign exchange, commodity price or interest rate market risks.

Index to Financials

AMERICAN XANTHAN CORPORATION
Notes to Financial Statements
December 31, 2013

Other long-lived assets – Property and equipment are stated at cost less accumulated depreciation computed principally using accelerated methods over the estimated useful lives of the assets.  Repairs are charged to expense as incurred.  Impairment of long-lived assets is recognized when the fair value of a long-lived asset is less than its carrying value.  At the end of the current year, no impairment of long-lived assets had occurred, in management’s opinion.

Federal income taxes - Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with applicable FASB Statements regarding Accounting for Income Taxes, which require the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net income per share of common stock – We have adopted applicable FASB Statements regarding Earnings per Share, which require presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Note 2 – Going concern:

At December 31, 2013, we were not currently engaged in an operating business and expect to incur development stage operating losses until operations commence, and for a period of time thereafter.  We intend to rely on our officers and directors to perform essential functions without compensation until a business operation can be commenced.  We do not currently have sufficient capital to implement our business plan.  Although we are exploring other sources of capital, and although we intend to file a registration statement with the Securities and Exchange Commission in an attempt to raise capital, and although our principal shareholder has agreed to provide a limited amount of additional funds in the near term, there is no assurance that such efforts will succeed.  These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has a plan in place to remove this threat that begins with conducting the Offering on a “best efforts” basis. It will also rely on its shareholder for further capital investment if necessary.  If the Offering raises at least $25,000, then the Company’s expenses related to the Offering and the expenses related to the Company will be covered. However, the Company will

Index to Financials

AMERICAN XANTHAN CORPORATION
Notes to Financial Statements
December 31, 2013

need to generate more than the expenses of the Offering in order to have enough capital to execute its business plan.

Note 3 – Prepaid expenses, registration costs and related commitments:

We intend to engage a consulting firm to assist us in filing a registration statement on Form S-1 with the U.S. Securities and Exchange Commission to allow us to offer stock for sale to the public.  We believe that doing this will enable us to raise the capital necessary to implement our business plan.  Although no written agreement has been executed yet, the consulting firm has verbally agreed to perform the services necessary to file Form S-1 for a flat fee of $11,000, of which $6,000 has already been paid and is included in Prepaid Expenses in the accompanying balance sheet.  The balance of the agreed upon fee will be payable in varying installments as specified events occur during the filing process. As of year end no work had been done by the consulting firm and the prepaid amount remained prepaid in full.

These costs will be deferred until the stock offering is completed, at which time they will be charged against the proceeds of the stock offering.

Note 4 – Agreement for the right to earn a license on a patent pending manufacturing process for Xanthan gum:

On December 18, 2013, we executed an Agreement for the right to earn a license on a patent pending manufacturing process for Xanthan gum with FracFlow Biotechnologies LP. (“FracFlow”), of Moncton, New Brunswick, Canada.  Under the agreement, we agreed to acquire a license of Canadian patent pending # 2,808,286 and/or US patent pending # 61,923,357 (the “License”) which patent is held by FracFlow, and which comprises of a method to manufacture Xanthan gum from agricultural potato waste. The patent is registered with the Government of Canada, under the name of FracFlow, this License is conditional upon our completion of research and evaluation due diligence testing and our acceptance and satisfaction with the results obtained.

Conditional upon our satisfaction and acceptance, we agreed to pay FracFlow $1,500,000 implementation fee and an ongoing annual license fee of $500,000. We have not paid any money so far and our testing is still ongoing.

FracFlow is not affiliated with our Company. FracFlow registered the patent with the Canadian patent office on February 27, 2013 and with the US patent office on December 5, 2013.

We have not yet retained a specialized firm to undertake this testing program.  We plan to interview and retain a qualified consulting firm upon the completion of our offering as we do not presently have sufficient funds to undertake the work program we anticipate.

Index to Financials

AMERICAN XANTHAN CORPORATION
Notes to Financial Statements
December 31, 2013

Note 5 - Federal income tax:

We follow applicable FASB Statements regarding Accounting for Income Taxes. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

Inception, December 17, 2013 Through December 31, 2013
Refundable Federal income tax attributable to:
Current operations	$0
Nondeductible expenses	0
Change in deferred tax valuation allowance	0
Net refundable amount	0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

Inception, December 17, 2013 Through December 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$0
Less, Valuation allowance	(0)
Net deferred tax asset	0

At December 31, 2013, we did not have any unused net operating loss carryover available to offset future taxable income.

Index to Financials

AMERICAN XANTHAN CORPORATION
Notes to Financial Statements
December 31, 2013

Note 6 – Issuance of shares:

As of December 31, 2013, the Company had issued shares of its $.0001 par value common stock as follows:

			Price Per
Date	Description	Shares	Share	Amount

12/17/13	Shares sold for cash	15,000,000	$.0001	$15,000
12/31/13	Cumulative Totals	15,000,000		$15,000

We sold 10,000,000 of the 15,000,000 shares for $10,000 in cash to Alex Liu, our President. We sold 3,500,000 of the 15,000,000 shares for $3,500 in cash to Michael Waldorf, our CFO. We sold 1,500,000 of the 15,000,000 shares for $1,500 in cash to David Schwartz, our Secretary.

Note 7 – New accounting pronouncements:

The Company has reviewed all recently issued but not yet effective accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or results of operations.

Note 8 – Subsequent Events:

The Company evaluates events and transactions after the balance sheet date but before the financial statements are issued. No reportable subsequent events were found.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$12.88
Printing Expenses	387.12
Accounting Fees and Expenses	8,100.00
Legal Fees and Expenses	10,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	1,000.00
TOTAL	$20,000.00

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article 11 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.	Section 17-16-856 of the Wyoming Revised Statutes.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

In December 2013 we issued 15,000,000 restricted shares of common stock to our officers and directors pursuant to the exemption from registration set forth in section 4(2) of the Securities Act of 1933.  The purchase price of the shares was $15,000.   The individuals were furnished the same information that could be found in Part I of a Form S-1 registration statement and all persons are sophisticated investors.

ITEM 16.             EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
10.1	Letter of Intent with FracFlow Biotechnologies LP
23.1	Consent of BF Borgers CPA PC, Independent Registered Public Accountants.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1	Subscription Agreement.

ITEM 17.             UNDERTAKINGS.

A.           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cheyenne, Wyoming on this 14th day of February 2014.

AMERICAN XANTHAN CORPORATION
(the “Registrant”)

BY:	ALEX LIU
Alex Liu
President, Principal Executive Officer and Director

BY:	MICHAEL WALDORF
Michael Waldorf
Principal Financial Officer, Principal Accounting Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

ALEX LIU	President, Principal Executive Officer and	February 14, 2014
Alex Liu	Director

MICHAEL WALDORF	Vice President, Treasurer, Principal Financial	February 14, 2014
Michael Waldorf	Officer, Principal Accounting Officer and Director

DAVID SCHWARTZ	Secretary and Director	February 14, 2014
David Schwartz

EXHIBIT INDEX

Exhibit	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S., regarding the legality of the securities being registered.
10.1	Letter of Intent with FracFlow Biotechnologies LP
23.1	Consent of BF Borgers CPA PC, Independent Registered Public Accountants.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1	Subscription Agreement.